10.19 Professional Services Agreement -
                  Company and Ormiston Gore Securities Limited

                          FINANCIAL SERVICES AGREEMENT

This Financial Services Agreement is made and entered into to be effective as of the date upon which Financial Services were first rendered in accordance herewith and is by and between Ormiston-Gore Securities Limited (OGSL) and BioProgress Technology International, Inc. (Client). OGSL is willing and able to provide various valuable services for and on behalf of Client in connection with the business of Client including, but not limited to, procuring equity or debt finance for the Company (together the Services). Client desires to retain OGSL as provider of Services to be performed by OGSL on behalf of Client and OGSL desires to be retained in that capacity upon the terms and conditions hereinafter set forth. In consideration of the foregoing premises, the mutual promises and agreements hereinafter set forth, and such other and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and OGSL agree as follows:

1. Services. Client hereby retains OGSL and OGSL hereby accepts and agrees to such retention. OGSL shall render to Client Services of such nature as are necessary to provide for the day to day financial needs of the Company. It is not intended that the performance of the Services described herein shall be accomplished exclusively by OGSL; therefore, OGSL may engage persons as subcontractors to assist in the discharge of the responsibilities hereunder; however, the cost of such persons or subcontractors shall be at the cost and expense of OGSL.

2. Time, Place and Manner of Performance. OGSL shall render Services at reasonable and convenient times and places. Except as aforesaid, the time, place and manner of performance of the Services hereunder, including the amount of time to be allocated by OGSL to any specific service, shall be determined in the sole discretion of OGSL.

3. Term of Agreement. This agreement shall begin when OGSL first began rendering Services for Client, and shall terminate when the Services have been fully rendered hereunder or when a change in control of Client shall have occurred.

4. Compensation. Client shall pay OGSL a fee in the amount of $10,000 per month. At the option of OGSL, OGSL may elect to take all or any portion of this amount in shares of the free trading common stock of Client and Client undertakes with OGSL to procure the registration of such shares as soon as permissible under statute, law or regulation following the issue of the same. The parties have agreed that the fair market value of this stock, after considering the financial condition of Client, as well as the lack of a trading market for the stock, is $0.28 per share.

5. Loans and Loan Advances. Any and all loans or loan advances made to the Client by OGSL, or procured by OGSL on behalf of a third party, shall be unsecured and repayable in full upon formal demand made in writing and submitted to the Client by OGSL. At the option of OGSL, OGSL may elect to accept repayment of any and all loans or loan advances made to Client under this Agreement in shares of the free trading common stock of Client and Client undertakes with OGSL to procure the registration of such shares as soon as permissible under statute, law or regulation following the issue of the same. The parties have agreed that the fair market value of this stock, after considering the financial condition of Client, as well as the lack of a trading market for the stock, is $0.28 per share.

6 Expenses. Client shall reimburse OGSL on demand for all expenses and other disbursements, including, but not limited to, travel, entertainment, mailing, printing and postage, incurred by OGSL, or any of its subcontractors, on behalf of Client in connection with the performance of the Services pursuant to this agreement. Expenses and disbursements in excess of $100 shall have Client's prior approval. These expenses shall be paid in cash, or, at the option of OGSL, in shares of Client's common and Client undertakes with OGSL to procure the registration of such shares as soon as permissible under statute, law or regulation following the issue of the same. If this option is exercised, said shares shall be issued at the fair market value therefor, which Client and OGSL agree will be the closing inside bid price therefor on the date of payment. 6. Work Product. It is agreed that, all intellectual property, business contacts, commercial knowledge, actual or intangible know-how, documents, materials, and any and all other work produced or performed by the OGSL pursuant to this Agreement shall be the sole and exclusive property of the Client upon payment to the OGSL therefor.

7. Disclosure of Information. OGSL recognizes and acknowledges that OGSL has and will have access to certain confidential information of Client and its affiliates that are valuable, special and unique assets and property of Client and such affiliates. OGSL will not, during or after the term of this agreement, disclose, without the prior written consent or authorization of Client, any such information to any person, except to authorized representatives of OGSL or its affiliates for purposes of the Services to be rendered under this agreement, for any reason or purpose whatsoever. In this regard, Client agrees that such authorization or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

8. Conflict of Interest. OGSL shall be free to perform Services for other persons during the term of this agreement. OGSL will notify Client of the performance of consulting Services for any other person that would conflict with the obligations of this agreement. Upon receiving such notice, Client may terminate this agreement or consent to OGSL's outside consulting Services. Failure to terminate this agreement shall constitute Client's ongoing consent to OGSL's outside consulting activities.

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9. Miscellaneous  Provisions.  (a) Notices. Any notices required or permitted to be given under this agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the principle office of each party. (b) Waiver of Breach. Any waiver by a party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the waiving party. (c) Assignment. This agreement and the rights and obligations of the parties hereunder are not assignable by either party. (d) Applicable Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Nevada and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this agreement, the laws of the State of Nevada shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted. (e) Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the agreement shall be interpreted as if such invalid agreements or covenants were not contained herein. (f) Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties solely and expressly in respect of the subject matter. (g) Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute but one and the same document.

IN WITNESS WHEREOF, the parties hereto have entered into this agreement effective as of the day and year first above written.

OGSL: ORMISTON-GORE SECURITIES LIMITED

Simon Ashley Couldridge, Director

CLIENT: BIOPROGRESS TECHNOLOGY INTERNATIONAL, INC.

Barry J. Muncaster, President